AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                               816 CONGRESS AVENUE
AUSTIN                                                        SUITE 1900
BRUSSELS                                                  AUSTIN, TEXAS 78701
DALLAS                                                      (512) 499-6200
HOUSTON                                                   FAX (512) 499-6290
LONDON                                                     www.akingump.com
LOS ANGELES
MOSCOW
NEW YORK
PHILADELPHIA
SAN ANTONIO
WASHINGTON, D.C.

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RIYADH - IN AFFILIATION WITH
LAW OFFICE OF ABDULAZIZ H. FAHAD

                                 March 23, 2001

American Physicians Service Group, Inc.
1301 Capital of Texas Highway, Suite C-300
Austin, TX 78746

Ladies and Gentlemen:

         We have acted as counsel for American Physicians Service Group, Inc., a Texas corporation (the "Company"), in connection with the proposed offer by the Company to exchange up to 600,000 shares of its $0.10 par value Common Stock (the "Exchange Shares") pursuant to the terms and conditions of certain share exchange agreements (the "Share Exchange Agreements") which are described in the Company's Registration Statement on Form S-4 to which this opinion is attached as an exhibit, SEC File No. 333-39964 (as amended at the time it becomes effective, the "Registration Statement").

         The law covered by the opinions expressed herein is limited in all respects to the Federal laws of the United States and the laws of the State of Texas. This firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We have examined the Share Exchange Agreements, the Registration Statement and such corporate records of the Company, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

         Based upon such examination and review, we are of the opinion that the Exchange Shares proposed to be issued by the Company pursuant to the Share Exchange Agreements have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, the Exchange Shares when issued and delivered by the Company will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to the firm under "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                 Sincerely,

                                 /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
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                                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.